IDS LIFE INSURANCE COMPANY
                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

         Each of the undersigned, as principal financial officer and controller, respectively, of IDS Life Insurance Company on behalf of the below listed registrants that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                       1933 Act              1940 Act
                                                                       Reg. Number           Reg. Number
IDS Life Variable Account 10
     IDS Life Flexible Portfolio Annuity                               33-62407              811-07355
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Flexible Annuity                                         33-4173               811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Variable Retirement and Combination
     Retirement Annuities                                              2-73114               811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Employee Benefit Annuity                                 33-52518              811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Group Variable Annuity Contract                          33-47302              811-3217
IDS Life Insurance Company
     IDS Life Group Variable Annuity Contract (Fixed Account)          33-48701              N/A
IDS Life Insurance Company
     IDS Life Guaranteed Term Annuity                                  33-28976              N/A
IDS Life Insurance Company
     IDS Life Flexible Payment Market Value Annuity                    33-50968              N/A
IDS Life Insurance Company
     Portfolio Guaranteed Term Annuity                                 333-42793             N/A
IDS Life Variable Life Separate Account
     Flexible Premium Variable Life Insurance Policy                   33-11165              811-4298
IDS Life Variable Life Separate Account
     Flexible Premium Survivorship Variable Life
     Insurance Policy                                                  33-62457              811-4298
IDS Life Variable Life Separate Account
     Single Premium Variable Life Insurance Policy                     2-97637               811-4298
IDS Life Variable Account for Smith Barney
     Single Premium Variable Life Insurance Policy                     33-5210               811-4652
IDS Life Account SBS
     Symphony Annuity                                                  33-40779              812-7731
IDS Life Account RE
     Real Estate Variable Annuity                                      33-13375              N/A
IDS Life Variable Annuity Fund A                                       2-29081               811-1653
IDS Life Variable Annuity Fund B                                       2-47430               811-1674

hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Sherilyn K. Beck, Colin Lancaster, Bruce Kohn and Timothy S. Meehan or any one of them, as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products of existing separate accounts (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.


Dated the 9th day of April, 1998.

/s/  Jeffrey S. Horton                                        April 8, 1998
------------------------------------
     Jeffrey S. Horton
     Vice President, Treasurer
     and Assistant Secretary

/s/  Philip C. Wentzel                                        April 9, 1998
------------------------------------
     Philip C. Wentzel
     Vice President and Controller